UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2020

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
N/A
Trading Symbol(s)
FTLF
Name of exchange on which registered
N/A

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

As previously disclosed in the Company's Current Report on Form 8-K filed September 26, 2019, Fitlife Brands, Inc. (the "Company") is party to a $2.5 million Revolving Line of Credit Note (the "Line of Credit") with Mutual of Omaha Bank (the "Lender").

On March 20, 2020, the Company drew on the Line of Credit in an amount equal to $2.5 million (the full amount of the Line of Credit) (the "Advance"). The current interest rate for borrowings under the Line of Credit is the one-month LIBOR rate plus 2.75%. Unless otherwise extended, the outstanding principal balance under the Line of Credit will be due and payable in full on the maturity date, which is September 23, 2020.

The Company elected to borrow such amounts to ensure it maintains ample financial flexibility in light of the spread of the novel coronavirus ("COVID-19"). The Advance was intended to provide the Company with additional liquidity in anticipation of an expected negative impact on sales to the Company's wholesale customers resulting from the COVID-19 outbreak.

The Company had sufficient liquidity prior to taking this action, it has no maturities due other than the maturity of the Line of Credit, and there are currently no plans to deploy the drawn-down funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date:   March 26, 2020
By:	/s/ Susan Kinnaman

Name: Susan Kinnaman
Title: Chief Financial Officer